Exhibit 99.3

Freddie Mac's Second Quarter 2008 Financial Results August 6, 2008

GAAP financial results

GAAP interest rate sensitivity has decreased 1 Changes attributed to spreads relies on models, assumptions and other measurement techniques that will evolve over time. 2 Estimate of interest rate sensitivity based on 5-year swap rate. Actual sensitivity will depend on the slope of the yield curve and other factors, and may vary significantly from this estimate.

Reversal of mark-to-market items adds to earnings

Credit summary Realized credit losses increased from $528 million to $810 million between 1Q08 and 2Q08: 79% of loss increase due to Alt-A - vs. 10% of UPB 87% of loss increase occurred in 06/07 books - vs. 36% of UPB Provision increased from $1.2 billion to $2.5 billion between 1Q08 and 2Q08: Severities drove about $1.1 billion of this increase as they rose from an estimated level of 22% at the end of March to 26% at the end of June. Severity and REO deterioration is focused in 7 problem states: The worst 7 states accounted for 65% of the 2Q08 REO UPB acquisitions.

Reserve for loan losses Reserve for loan losses increased significantly between 2Q 2007 and 2Q 2008

Summary of AFS security impairments 1 Assumes full accretion back to earnings. Actual results may vary and amounts realized may be materially less than indicated. Factors that could influence amounts realized include actual losses on impaired assets, and other factors that may impact the receipt of contractual cash flows. Note: Impairment data as of June 30, 2008. ($ in millions)

Incremental default rates required to incur a dollar loss, after defaulting the 60+ day delinquent population Despite higher delinquency rates relative to the rest of the Alt-A portfolio, less than $1.7 billion of the Alt-A floating-rate 2006 & 2007 vintage have incremental breakeven default rates of below 30% and none of these are in the worst performing quartile. Similarly, only around $1.1 billion of the MTA 2006 & 2007 vintage have incremental breakeven default rates below 30%. Notes: Alt-A & MTA severity rate assumptions: Alt-A - 50% peak, 45% average; MTA - 55% peak, 50% average. In this analysis, impaired bonds and monoline insured bonds are excluded. Bonds insured by a certain monoline insurer are assumed to have no insurance benefit and have been included in this analysis. MTA 2006 & 2007 Vintage $15.5 Billion UPB ($ Billions) MTA 2005 & Prior Vintage $4.2 Billion UPB ($ Billions) Quartile 4: Wtd. Avg. 60+ Day Dlq. = 22% Quartile 2 & 3: Wtd. Avg. 60+ Day Dlq. = 18% Quartile 1: Wtd. Avg. 60+ Day Dlq. = 13% Quartile 4: Wtd. Avg. 60+ Day Dlq. = 29% Quartile 2 & 3: Wtd. Avg. 60+ Day Dlq. = 19% Quartile 1: Wtd. Avg. 60+ Day Dlq. = 15% Incremental Default Rate Required to Cause a Dollar of Loss Incremental Default Rate Required to Cause a Dollar of Loss Alt-A Floating-Rate 2006 & 2007 Vintage $4.4 Billion UPB ($ Billions) Alt-A Floating-Rate 2005 & Prior Vintage $2.9 Billion UPB ($ Billions) Quartile 4: Wtd. Avg. 60+ Day Dlq. = 35% Quartile 2 & 3: Wtd. Avg. 60+ Day Dlq. = 24% Quartile 1: Wtd. Avg. 60+ Day Dlq. = 14% Quartile 4: Wtd. Avg. 60+ Day Dlq. = 36% Quartile 2 & 3: Wtd. Avg. 60+ Day Dlq. = 20% Quartile 1: Wtd. Avg. 60+ Day Dlq. = 11% Incremental Default Rate Required to Cause a Dollar of Loss Incremental Default Rate Required to Cause a Dollar of Loss $0.0 $0.5 $1.0 $1.5 $2.0 $2.5 <5% 5-9% 10-14% 15-19% 20-29% 30-39% >40% $0.0 $0.5 $1.0 $1.5 $2.0 $2.5 <5% 5-9% 10-14% 15-19% 20-29% 30-39% >40% $0.0 $1.0 $2.0 $3.0 $4.0 $5.0 <5% 5-9% 10-14% 15-19% 20-29% 30-39% >40% $0.0 $1.0 $2.0 $3.0 $4.0 $5.0 < 5% 5-9% 10-14% 15-19% 20-29% 30-39% >=40%

Incremental default rates required to incur a dollar loss, after defaulting the 60+ day delinquent population The vast majority of both fixed-rate and hybrid Alt-A are from the 2005 and prior vintage, which have performed better than the 2006 & 2007 vintage. Delinquency rates on all but the worst performing quartiles are equal to or less than 10%. From the 2006 & 2007 vintages, approximately $1.5 billion of Alt-A fixed-rate and hybrid have incremental break-even default rates below 20% and of these less than $100 million are currently residing in the worst performing quartile. From the 2005 & prior vintages, performance has been very good especially in fixed rate. In fixed, around $600 million breaks below 10%. In the hybrids, outside of the strongest quartile (with 60+day of 2%), around $1 billion in UPB breaks below 15% with another $1.6 billion below 20%. Notes: Alt-A & MTA severity rate assumptions: Alt-A - 50% peak, 45% average; MTA - 55% peak, 50% average. In this analysis, impaired bonds and monoline insured bonds are excluded. Bonds insured by a certain monoline insurer are assumed to have no insurance benefit and have been included in this analysis. Alt-A Hybrid 2006 & 2007 Vintage $1.7 Billion UPB ($ Billions) Alt-A Hybrid 2005 & Prior Vintage $8.2 Billion UPB ($ Billions) Alt-A Fixed-Rate 2006 & 2007 Vintage $1.0 Billion UPB ($ Billions) Alt-A Fixed-Rate 2005 & Prior Vintage $3.1 Billion UPB ($ Billions) Incremental Default Rate Required to Cause a Dollar of Loss Incremental Default Rate Required to Cause a Dollar of Loss Incremental Default Rate Required to Cause a Dollar of Loss Incremental Default Rate Required to Cause a Dollar of Loss Quartile 4: Wtd. Avg. 60+ Day Dlq. = 22% Quartile 2 & 3: Wtd. Avg. 60+ Day Dlq. = 10% Quartile 1: Wtd. Avg. 60+ Day Dlq. = 1% Quartile 4: Wtd. Avg. 60+ Day Dlq. = 12% Quartile 2 & 3: Wtd. Avg. 60+ Day Dlq. = 7% Quartile 1: Wtd. Avg. 60+ Day Dlq. = 2% Quartile 4: Wtd. Avg. 60+ Day Dlq. = 18% Quartile 2 & 3: Wtd. Avg. 60+ Day Dlq. = 7% Quartile 1: Wtd. Avg. 60+ Day Dlq. = 4% Quartile 4: Wtd. Avg. 60+ Day Dlq. = 6% Quartile 2 & 3: Wtd. Avg. 60+ Day Dlq. = 3% Quartile 1: Wtd. Avg. 60+ Day Dlq. = 1% $0.0 $0.5 $1.0 $1.5 $2.0 $2.5 <5% 5-9% 10-14% 15-19% 20-29% >30% $0.0 $0.5 $1.0 $1.5 $2.0 $2.5 <5% 5-9% 10-14% 15-19% 20-29% >30% $0.0 $0.5 $1.0 $1.5 $2.0 $2.5 <5% 5-9% 10-14% 15-19% 20-29% >30% $0.0 $0.5 $1.0 $1.5 $2.0 $2.5 <5% 5-9% 10-14% 15-19% 20-29% >30%

Subprime portfolio - incremental default rates required to incur a dollar loss, after defaulting the 60+ day delinquent population The graphs above depict a summary view of the cashflow analysis performed on every bond in order to determine whether we expect contractual cash shortfalls. In this analysis, loans currently 60+ day delinquent are assumed to default using very high transition rates (generally more than 90%). A break-even point of additional defaults (incremental default rate required) from the remaining population of currently performing loans (non-60+ day delinquent) is determined based on contractual credit enhancements and prepayment and severity assumptions (1). Based on the characteristics of the remaining collateral, deal performance and other factors impacting projections of future performance, the break-even point is evaluated for each bond to determine if it is probable. Other factors evaluated in determining impairments are Ratings Agency actions, amount and length of unrealized loss, and any other factor that may impact the receipt of contractual cashflows. Approximately 95% ($77.9 billion) of the bonds require incremental default rates of more than 50% in order to cause a dollar of loss. Only approximately $1.9 billion currently resides in the worst quartile and 5% ($4.2 billion) of the total subprime portfolio has incremental default rates below 50%. 2006 & 2007 Vintage $64.6 Billion UPB ($ Billions) 2005 & Prior Vintage $17.5 Billion UPB ($ Billions) Quartile 4: Wtd. Avg. 60+ Day Dlq. = 42% Quartile 2 & 3: Wtd. Avg. 60+ Day Dlq. = 32% Quartile 1: Wtd. Avg. 60+ Day Dlq. = 17% Quartile 2 & 3: Wtd. Avg. 60+ Day Dlq. = 33% Quartile 4: Wtd. Avg. 60+ Day Dlq. = 43% Quartile 1: Wtd. Avg. 60+ Day Dlq. = 21% Incremental Default Rate Required to Cause a Dollar of Loss Incremental Default Rate Required to Cause a Dollar of Loss (1) Subprime severity rate assumption: 60% peak, 55% average. Note: In this analysis, impaired bonds and monoline insured bonds are excluded. Bonds insured by a certain monoline insurer are assumed to have no insurance benefit and have been included in this analysis. $0.0 $2.0 $4.0 $6.0 $8.0 $10.0 $12.0 $14.0 <20% 20-29% 30-39% 40-49% 50-59% 60-69% >70% $0.0 $2.0 $4.0 $6.0 $8.0 $10.0 $12.0 $14.0 <20% 20-29% 30-39% 40-49% 50-59% 60-69% >70%

Capital overview 1 Core capital consists of the par value of outstanding common stock (common stock issued less common stock held in treasury), the par value of outstanding non-cumulative perpetual preferred stock, additional paid-in capital and retained earnings, as determined in accordance with GAAP. 2 Estimated statutory minimum capital surplus represents surplus above Freddie Mac's estimated statutory minimum capital requirement, as directed by the Office of Federal Housing Enterprise Oversight (OFHEO). 3 In March 2008, OFHEO reduced the mandatory target capital surplus from 30% to 20% of the company's estimated statutory minimum capital requirement. Sources of capital flexibility Current capital surplus of $2.7 billion Growth in revenues Expected reduction in common dividend to $0.05 or less per quarter Manage the size of the retained portfolio

Capital vs. Statutory Minimum Requirement 1,2 1 Amounts include 1H08 credit expenses and impairments totaling $5.4 billion, completion of announced $5.5 billion capital raise, reduction of common dividend to $0.05 per share. 2 The above chart depicts the effect of different ABS impairment and credit loss scenarios on certain revenue and expense assumptions that are held broadly consistent in each scenario. These assumptions are highly subjective and used for purposes of illustration only. They are not intended as revenue or expense forecasts and actual results may differ materially from those assumed, including as a result of the effect of items that are marked to market through our income statement as well as other variables. Our ABS impairment and credit loss scenarios reflect what we believe to be a range of possible outcomes, but actual results could fall outside this range, leading to capital levels significantly outside those depicted above.

Potential single-family lifetime credit costs1 ($ in Billions) 1 These tables are for indicative purposes only. They do not reflect the company's views on the likelihood of any potential outcome with respect to defaults or severities on its mortgage portfolio. Actual results may differ substantially from the scenarios presented in these tables. 2 Based on the unpaid principal balance of the underlying mortgage loans in the single-family mortgage portfolio, including all structured transactions. 3 Loans 90 days or more delinquent, or in foreclosure. Percentage based on loan counts. 4 The worst 20% of the Alt-A population was identified by selecting the individual transactions from our bulk Alt-A business channel with the worst delinquency performance. Bulk Alt-A is also included in the remaining percent. 5 Vintage indicates year of loan origination.

Credit profile of worst new quintile of new guarantees 1 Credit characteristics on new single-family deliveries are measured as of the end of the period listed.

Improved fundamentals in single-family guarantee business GSE market share of new issuances Expected all-in g-fees on new volumes Source: Inside Mortgage Finance and Freddie Mac. Note: All-in g-fees reflect contractual amounts as well as deferred delivery fee amounts which we recognized as a component of income on Guarantee obligation. 25 20 25 20

Improved fundamentals in retained portfolio Retained portfolio commitments, net Mortgage-to-LIBOR OAS Source: Freddie Mac and Lehman Live. Agency Fixed Rate CC LIBOR: 5 yr Avg. OAS = (1.8) bps June 30 OAS = 43 bps Agency 5/1 LIBOR: 2 yr Avg. OAS = 34.5 bps June 30 OAS = 71 bps

Appendix

Quarterly mark-to-market items

2Q 2008 GAAP net interest yield analysis

39 States and Washington DC had house price declines from 2Q 2007 to 2Q 20081 1 National home prices use the internal Freddie Mac index, which is value-weighted based on Freddie Mac's single-family portfolio. Source: Freddie Mac. -5 to 0% United States -9.5% -3.8 0.5 -3.4 -15.9 -25.4 -3.8 -5.7 -19.8 -4.1 0.1 -0.9 -4.4 -5.0 -2.7 0.7 -0.1 -0.8 -9.0 -10.2 -4.5 -12.8 -7.0 -3.9 1.3 -0.3 1.9 1.5 -1.1 -8.9 -6.6 -3.2 -24.8 -1.6 -5.1 3.0 -4.0 -3.1 -0.4 0.7 -0.9 0.9 -2.8 -8.4 -2.5 -2.8 -3.6 0.9 1.1 >= 0% < -20% -10 to -5% -20 to -10% RI - 10.2 CT - 4.7 DC - 9.0

National home prices have continued to decline1 Quarterly home price change 1 National home prices use the internal Freddie Mac index, which is value-weighted based on Freddie Mac's single-family portfolio. Source: Freddie Mac. 2Q 2008

199 88 Delinquencies are low relative to the industry 90-day or more delinquencies 1 Includes structured transactions. Delinquency rate excluding all structured transactions was 0.93% at June 30, 2008. Source: Mortgage Bankers Association and Freddie Mac. Annual numbers taken at end of fourth quarter. 104 (Basis Points) 1

Single-family credit losses by book year, state, and mortgage product 1 National home prices use the internal Freddie Mac index, which is value-weighted based on Freddie Mac's single-family portfolio. 2 Based on unpaid principal balance of the underlying mortgage loans in the single-family mortgage portfolio.

Alt-A and Non-Alt-A credit losses by state

Credit loss summary: Alt-A 1 Non-loan level losses are allocated among categories based on relative weight of losses for which there is loan level data. 2 Represents Alt-A UPB as a percentage of the respective book years or states as indicated in the table. 3 Annualized total credit losses in basis points are calculated based on Total Alt-A UPB at June 30, 2008 for the respective book years or states as indicated in the table. 4 Loans 90 days or more delinquent, or in foreclosure. Percentage based on loan counts.

Credit loss summary: Non-Alt-A 1 Non-loan level losses are allocated among categories based on relative weight of losses for which there is loan level data. 2 Annualized total credit losses in basis points are calculated based on Total Non-Alt-A UPB at June 30, 2008 for the respective book years or states as indicated in the table. 3 Loans 90 days or more delinquent, or in foreclosure. Percentage based on loan counts.

Single-family credit guarantee portfolio characteristics 1 Based on the unpaid principal balance of the underlying mortgage loans in the single-family mortgage portfolio. In 2Q08, we enhanced our disclosures to include all structured transactions where loan characteristics data exists. 2 Represents borrowers' secondary mortgage loan financing guaranteed by Freddie Mac. 3 Includes structured transactions. Delinquency rate excluding all structured transactions was 0.93% at June 30, 2008. Note: Categories other than total portfolio based on internal management reports as of June 30, 2008 or most current period prior to June 30, 2008. Numbers are not additive across columns.

Single-family credit guarantee portfolio characteristics 1 Based on the unpaid principal balance of the underlying mortgage loans in the single-family mortgage portfolio. In 2Q08, we enhanced our disclosures to include all structured transactions where loan characteristics data exists. 2 Vintage indicates year of loan origination. Note: Categories other than total portfolio based on internal management reports as of June 30, 2008 or most current period prior to June 30, 2008. Numbers are not additive across columns.

Alt-A credit profile by vintage and product feature Note: Vintage indicates year of loan origination.

Total Single-family guarantee portfolio cumulative default rates by vintage year Cumulative Default Rates - Overall Originations from 2000 to 2007

Single-family Alt-A cumulative default rates by vintage year Cumulative Default Rates - Alt-A Originations from 2000 to 2007

Total Single-family portfolio serious delinquencies Serious Delinquencies - Alt-A compared to Rest of Book1 1 Percentage based on loan counts. Includes structured transactions.

Single-family portfolio delinquencies by book year: Months 6 - 18 Note: Excludes structured transactions. Book year indicates year of loan origination.

Total Single-family portfolio delinquencies in bps1 60 days to 89 days delinquent 30 days to 59 days delinquent Seriously delinquent ( 90 days + or foreclosure ) 1 Includes structured transactions.

Roll rates on total Single-family portfolio1 60 + to 90 + Delinquent 30 + to 60 + Delinquent 90 + to foreclosure 1 Primarily excludes structured transactions.

Summary of Alt-A & MTA ABS securities by book year

	Total Non-Impaired UPB ($M)	Avg. 60+ Day Dlq.	Book Year % 2007	Book Year % 2006	Book Year % 2005 & Prior	% Currently AAA
Alt-A						
Fixed	$4,090	4.9	12%	13%	75%	100%
Hybrid	9,955	7.4	0%	17%	83%	100%
Floating	7,540	22.0	26%	32%	42%	79%
Alt-A Total	**$21,586**	**12.0**	**11%**	**22%**	**67%**	**93%**
MTA Total	**$20,464**	**18.2**	**29%**	**49%**	**22%**	**99%**

Alt-A ABS Holdings: $21.6 billion (excludes impaired securities)

- We divided the Alt-A ABS Portfolio into its three main components: Fixed-Rate Passthroughs, Hybrid Passthroughs and Floaters.
- Unlike the overall market, the majority of the Alt-A book (67%) is 2005 and earlier production of which more than one-third is 2004 and earlier.
- In part as a result of seasoning, the majority of our Alt-A portfolio (fixed-rate and hybrid components) has demonstrated reasonable delinquency performance with poor performance concentrated in the Alt-A floaters.
  - 60+ day delinquencies on both the fixed-rate and hybrid components are under 10%.
- Despite poor performance, impairment risk on the Alt-A floaters is greatly reduced because they benefit materially from excess interest and thus still require significant defaults from the non 60+ day delinquent population before losses will be incurred.

MTA ARMs:

- The MTA portfolio is more concentrated in 2006 and 2007 production and is thus more of a concern.
- However, as in the case of the Alt-A floaters, future default rates (after defaulting the delinquency pipeline) required to create a dollar of loss are still relatively high despite conservative severity assumptions.

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Summary of stress test results Note: Mononline stress test results excludes approximately $325 million in UPB of bonds backed by manufactured housing loans.

Subprime ABS securities stress test results

Alt-A ABS securities stress test results

MTA ABS securities stress test results

Monoline stress test results Note: Mononline stress test results excludes approximately $325 million in UPB of bonds backed by manufactured housing loans.

Consolidated Segment Earnings1 1 Segment Earnings is a non-GAAP measure of performance. For additional information about the company's segments and reconciliation to GAAP results, see the company's Registration Statement on Form 10 filed with the SEC on July 18, 2008.

Segment Earnings - Investments1 1 Segment Earnings is a non-GAAP measure of performance. For additional information about the company's segments and reconciliation to GAAP results, see the company's Registration Statement on Form 10 filed with the SEC on July 18, 2008.

Net interest income (NII) / Net interest yield (NIY) 1 Segment Earnings is a non-GAAP measure of performance. For additional information about the company's segments and reconciliation to GAAP results, see the company's Registration Statement on Form 10 filed with the SEC on July 18, 2008.

Segment Earnings - Single-family Guarantee1 1 Segment Earnings is a non-GAAP measure of performance. For additional information about the company's segments and reconciliation to GAAP results, see the company's Registration Statement on Form 10 filed with the SEC on July 18, 2008.

2Q 2008 guarantee fees GAAP includes Single-family Guarantee and Multifamily fees while Segment results contains only Single-family Guarantee fees. Contractual G-fee (spread): Both measures start with the contractual g-fee rate. GAAP includes the impact of buy- ups and buy-downs, which are adjusted out of the single-family guarantee segment presentation. Amortization: GAAP deferred fees are amortized on two separate time schedules depending on vintage of guarantee; Segment Earnings utilizes one static effective amortization rate.

Segment Earnings - Multifamily1 1 Segment Earnings is a non-GAAP measure of performance. For additional information about the company's segments and reconciliation to GAAP results, see the company's Registration Statement on Form 10 filed with the SEC on July 18, 2008.

Segment Earnings - All Other1,2 1 Segment Earnings is a non-GAAP measure of performance. For additional information about the company's segments and reconciliation to GAAP results, see the company's Registration Statement on Form 10 filed with the SEC on July 18, 2008. 2 All Other includes corporate-level expenses not allocated to any of the company's reportable segments. For more information see the company's Registration Statement on Form 10 filed with the SEC on July 18, 2008.

Change in fair value of net assets 1 Impact of OAS includes spread related gains/losses for Freddie Mac's preferred stock and relies on models, assumption, and other measurement techniques that will evolve over time. 2 Line 4 and line 5 include the impact of new business that is associated with Freddie Mac's single-family guarantee activities. 3 Loans in acceleration (LIA) represent non-performing loans Freddie Mac purchased from PC pools. I I I I I I I I I I I I I I I I I i

Freddie Mac obligations Freddie Mac's securities are obligations of Freddie Mac only. The securities, including any interest or return of discount on the securities, are not guaranteed by and are not debts or obligations of the United States or any federal agency or instrumentality other than Freddie Mac. No offer or solicitation of securities This presentation includes information related to, or referenced in the offering documentation for, certain Freddie Mac securities, including offering circulars and related supplements and agreements. Freddie Mac securities may not be eligible for offer or sale in certain jurisdictions or to certain persons. This information is provided for your general information only, is current only as of its specified date and does not constitute an offer to sell or a solicitation of an offer to buy securities. The information does not constitute a sufficient basis for making a decision with respect to the purchase or sale of any security. All information regarding or relating to Freddie Mac securities is qualified in its entirety by the relevant offering circular and any related supplements. Investors should review the relevant offering circular and any related supplements before making a decision with respect to the purchase or sale of any security. In addition, before purchasing any security, please consult your legal and financial advisors for information about and analysis of the security, its risks and its suitability as an investment in your particular circumstances. Forward-looking statements Freddie Mac's presentations sometimes contain forward-looking statements pertaining to management's current expectations as to Freddie Mac's future credit losses, business plans, capital management, remediation initiatives, returns on investments, results of operations and/or financial condition on a GAAP, Segment Earnings, or fair value basis. Management's expectations for the company's future necessarily involve a number of assumptions, judgments and estimates, and various factors, including changes in market conditions, liquidity, mortgage-to-debt OAS, and credit outlook, and the impacts of newly enacted legislation or regulations, could cause actual results to differ materially from these expectations. These assumptions, judgments, estimates and factors are discussed in the company's Registration Statement on Form 10, dated July 18, 2008, and its reports on Form 10-Q and Form 8-K, filed with the Securities and Exchange Commission and available on the Investor Relations page of the company's Web site at www.FreddieMac.com/investors and the Securities and Exchange Commission's Web site at www.sec.gov. (c) 2008 by Freddie Mac. No part of this document may be duplicated, reproduced, distributed or displayed in public in any manner or by any means without the written permission of Freddie Mac. Safe Harbor Statements